NEWS UPDATE
Contact:
Colleen Clements
LaBarge, Inc. 314-997-0800, ext. 409
colleen.clements@labarge.com

LaBARGE, INC. ANNOUNCES PRELIMINARY FIRST-QUARTER RESULTS

Company Estimates First-Quarter Sales of $39.6 million and Diluted EPS of $0.12 to $0.13

ST. LOUIS, October 18, 2005 . . . . . LaBarge, Inc. (AMEX: LB) today announced preliminary financial results for the fiscal 2006 first quarter, ended October 2, 2005, indicating it expects earnings to be consistent with the Company's previously announced guidance for the quarter.

For the fiscal 2006 first quarter, the Company estimates net sales will be approximately $39.6 million, compared with $43.6 million in the fiscal 2005 first quarter. Net earnings are expected to be $0.12 to $0.13 per diluted share, compared with $0.15 per diluted share in the comparable period a year ago. In its earlier guidance, the Company said it expected sales would be in the range of $41 million to
$42 million, and diluted earnings per share would be $0.12 to $0.13 for the current year's first quarter. The Company noted that its profit margins improved during the first quarter, even though sales fell below its projections because of several customers rescheduling shipments originally planned for that time frame.

Financial Results and Conference Call Schedule

LaBarge indicated the timing of this preliminary announcement coincides with a presentation members of management will make to analysts and institutional investors today. The Company intends to provide further financial details about the first quarter, as well as update its guidance for the balance of the fiscal year, in its full earnings release, which it expects to issue before the market opens on November 3, 2005. The Company will host a conference call at 11:00 a.m. Eastern Time that day. The conference call will be webcast and interested parties may listen to a live audio broadcast and replay by accessing the Company's Web site at http://www.labarge.com and clicking on Investor Relations Calendar.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse industrial markets. The Company provides its customers with sophisticated electronic products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania and Texas. The Company's Web site address is http://www.labarge.com .

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; LaBarge's ability to integrate recently acquired businesses; the outcome of litigation LaBarge may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

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